EXHIBIT 1

JOINT FILING AGREEMENT


  In accordance with Rule 13D-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock, par value $.01 per share, of RJR Nabisco Holdings Corp., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 11th day of March, 1996.

                                       RIVERDALE INVESTORS CORP., INC.

                                       By:  /s/Robert J. Mitchell
                                            _____________________
                                            Robert J. Mitchell

                                       Its: Vice President and Treasurer



                                       HIGH RIVER LIMITED PARTNERSHIP

                                       By: RIVERDALE INVESTORS CORP. INC.

                                       Its: General Partner

                                       By: /s/Robert J. Mitchell
                                           ______________________
                                           Robert J. Mitchell



                                       Its: Vice President and Treasurer

                                            /s/ Carl C. Icahn
                                            Carl C. Icahn







(Joint Filing Agreement for Schedule 13D - RJR Nabisco Holdings Corp.)